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Pricing Supplement No. 38 Dated May 8, 2000           Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and                File No.: 333-72791
Prospectus Supplement dated April 1, 1999)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

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Date of Issue:  May 10, 2000    [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [X] LIBOR Telerate
                                [X] Senior        [ ] Federal Funds Rate Note     [ ] LIBOR Rate Note
Maturity Date:  May 10, 2002    [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                                  [ ] CMT Rate Note               [ ] Treasury Rate Note
                                                  [ ] LIBOR Note                  [ ] Other
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CUSIP: 06422NAV8

Principal Amount: $150,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 10th Day of Each Month

Interest Reset Dates: 10th Day of Each Month

Index Maturity: 30 Days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 17 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: May 10, 2000 to June 12, 2000 and monthly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: May 10, 2000 to June 12, 2000 and monthly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): BANK ONE, NA

Additional Terms:

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.